Exhibit 99.1

New Jersey Mining Company Seeking Shareholder Approval for Name Change and Reverse Stock Split to Qualify for NYSE American Exchange

COEUR D'ALENE, Idaho, September 2, 2021 (ACCESSWIRE) -- New Jersey Mining Company (OTCQB:NJMC) (“NJMC” or the “Company”) today announced it will seek shareholder approval for a name change and reverse stock split to meet the share price requirements of the NYSE American Exchange.

NJMC President and CEO John Swallow stated, “Following a considerable amount of thought and feedback (especially as NJMC’s largest shareholder), I/we feel the time is right for New Jersey Mining Company to seek a listing on a higher exchange, specifically the NYSE American Exchange. This has been a topic of discussion and on my mind for a while. And over the last couple of years, the number of conversations with institutional investors, investment advisors and other wealth management folks that are not currently permitted to invest in our shares due to share price and higher exchange listing requirements, has increased significantly.

To accomplish our up-listing goal, we will undertake a 1 for 14 reverse stock-split. Keep in mind, I am typically not fond of reverse stock splits, however I believe under the right circumstances and timing they can work as a launch pad for the next phase of a company. And it is not difficult to see that, with our asset base and what is happening in the world, that this is one of those times. As a firm believer in free-markets and a fellow investor/shareholder, I feel the rules that pre-judge perceived riskiness of a company by share price alone is shortsighted and illogical. That being said, I also believe that disconnects can sometimes result in opportunity and we have waited patiently for the correct time to up-list (for the Company, the markets, politically and globally) to arrive. The assemblage of our extensive gold holdings, growing gold production profile and nationally recognized rare earth element projects is by design – and all of us stakeholders deserve the flexibility and exposure a higher exchange listing can bring.

Regarding our name change proposal; after working through a bout of wistful nostalgia we have arrived at the appropriate name for the Company. And while ‘New Jersey Mining Company’ has served us well, if we are to be honest that name is not the best representation of our Company, people or assets. Therefore, to more accurately reflect our Company as well as the proposed NYSE/Amex listing, we are also seeking shareholder approval to change the name of the Company to ‘Idaho Strategic Resources, Inc.’. We feel this name better reflects we are an actual Idaho company and that our assets and operations are located in Idaho (the 7th best mining jurisdiction in the world). Furthermore, Idaho Strategic Resources more accurately represents our focus on gold as a proven and strategic store of value, along with the potential of our rare earth element properties to provide a domestic source of the strategic critical minerals required of a low-carbon future. I don’t know of too many listed U.S. based Gold/REE companies with our

New Jersey Mining Company     *    201 N. 3rd Street     *     Coeur d’Alene, Idaho 83814

asset/production/growth profile and I believe this is also an opportunity worth pursuing for our stakeholders.”

The special meeting of the shareholders is scheduled for October 6, 2021 at 9:00 am Pacific Time at the Company’s Corporate office located at 201 N. 3rd St., Coeur d’Alene, ID and The Company’s proxy materials have been filed with the Securities and Exchange Commission (the “SEC”).

Important Information about the Reverse Split and Name Change Proposal

This communication may be deemed to be solicitation material in connection with the proposal to be submitted to New Jersey Mining Company’s shareholders at its special meeting seeking approval to effect a reverse stock split of the Company's issued and outstanding common stock at a ratio of one-for-14 (the “Reverse Split Proposal”). In connection with the Reverse Split and Name Change Proposal, New Jersey Mining Company has filed a preliminary proxy statement on Schedule 14A with the SEC. Shareholders of NJMC are urged to read the preliminary proxy statement and all other relevant documents filed with the SEC when they become available, including the Company’s definitive proxy statement, because they will contain important information about the Reverse Split Proposal.

About New Jersey Mining Company

Headquartered in North Idaho, New Jersey Mining Company is the rare example of a vertically integrated, operating junior mining company. NJMC produces gold at the Golden Chest Mine and recently consolidated the Murray Gold Belt (MGB) for the first time in over 100-years. The MGB is an overlooked gold producing region within the Coeur d’Alene Mining District, located north of the prolific Silver Valley. In addition to gold, the Company maintains a presence in the Critical Minerals sector and is focused on identifying and exploring for Critical Minerals (Rare Earth Minerals) important to our country’s defensive readiness and a low-carbon future.

New Jersey Mining Company possesses the in-house skillsets of a much larger company while enjoying the flexibility of a smaller and more entrepreneurial corporate structure. Its production-based strategy, by design, provides the flexibility to advance the Murray Gold Belt and/or its Critical Minerals holdings on its own or with a strategic partner in a manner that is consistent with its existing philosophy and culture.

NJMC has established a high-quality, early to advanced-stage asset base in four historic mining districts of Idaho and Montana, which includes the currently producing Golden Chest Mine. Management is stakeholder focused and owns more than 15-percent of the issued and outstanding shares NJMC common stock.

The Company’s common stock currently trades on the OTC-QB under the symbol “NJMC.”

For more information on New Jersey Mining Company go to www.newjerseymining.com or call:

Monique Hayes, Corporate Secretary/Investor Relations

Email: monique@newjerseymining.com

(208) 625-9001

New Jersey Mining Company     *     201 N. 3rd Street     *     Coeur d’Alene, Idaho 83814

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Such statements are based on good faith assumptions that New Jersey Mining Company believes are reasonable, but which are subject to a wide range of uncertainties and business risks that could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such factors include, among others, the risk the reverse stock split does not increase the liquidity of the Company's common stock,  or meet all of the  NYSE American Exchange application requirements and is approved for listing on the NYSE American Exchange, that the mine plan changes due to rising costs or other operational details, an increased risk associated with production activities occurring without completion of a feasibility study of mineral reserves demonstrating economic and technical viability, the Company’s rare earth elements projects are advanced, the risks and hazards inherent in the mining business (including risks inherent in developing mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and the potential impact on revenues from changes in the market price of gold and cash costs, a sustained lower price environment, risks relating to widespread epidemics or pandemic outbreak including the COVID-19 pandemic; the impact of COVID-19 on our workforce, suppliers and other essential resources and what effect those impacts, if they occur, would have on our business, including our ability to access goods and supplies, the ability to transport our products and impacts on employee productivity, the risks in connection with the operations, cash flow and results of the Company relating to the unknown duration and impact of the COVID-19 pandemic as well as other uncertainties and risk factors. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. NJMC disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

New Jersey Mining Company     *     201 N. 3rd Street     *     Coeur d’Alene, Idaho 83814